Exhibit 3.18

Certificate of Registration of a Company This is to certify that ATWOOD AUSTRALIAN WATERS DRILLING PTY LTD Australian Company Number 143 726 005 is a registered company under the Corporations Act 2001 and is taken to be registered in Western Australia. The company is limited by shares. The company is a proprietary company. The day of commencement of registration is the eighteenth day of May 2010. Issued by the Australian Securities and Investments Commission on this eighteenth day of May, 2010. Anthony Michael D' Aloisia Chairman ♦

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Table of Contents General 1 1. Definitions Interpretation Replaceable Rules Proprietary Company Provisions 1 2. 1 3. 2 4. 2 Capital 2 Issue of Securities Directors' Power to Issue Shares Recognition of Third Party Interests Surrender of Securities Joint Holders 5. 2 6. 2 7. 2 8. 3 9. 3 Certificates for Securities 10. Certificates 4 4 Forfeiture and Lien 4 Liability to Forfeiture Power to Forfeit 13. Consequences of Forfeiture 14. Lien on Shares Notice of Forfeiture Disposal of Forfeited Shares 17. Sale of Shares to Enforce Lien 18. Application of Proceeds of Sale 19. Transfers After Forfeiture and Sale 11. 4 12. 4 4 5 15. 6 16. 6 6 6 7 Call on Shares 7 Directors' Power to Make Calls Interest on Unpaid Amounts Differentiation Between Holders 20. 7 21. 7 22. 7 Transfer of Securities 23. Transfers 24. Directors may Refuse to Register 25. Directors must Register Certain Transfers 26. Transfer and Certificate (if any) Transmission of Securities 27. Transmission on Death 28. Transmission by Operation of Law 8 8 8 8 8 9 9 9 Alteration of Capital 9 Power to Alter Share Capital 29. 9 General Meetings 10 General Meetings Notice of General Meetings Quorum Conduct of Meetings 10 30. 31. 10 32. 10 33. 10 bctp A0114635705V1 120003924 14.05.2010 Page i

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 34. Adjournments 35. Voting at General Meetings 36. Special Meetings 37. Procedure for Polls 38. Chair has Casting Vote 39. Representation and Voting of Shareholders 40. Restriction on Voting Rights Form of Proxy Number of Proxies 43. Validity of Proxies, Attorneys and Representatives 11 11 12 12 12 12 13 41. 13 42. 13 14 14 Directors 44. Number of Directors 45. Appointment and Removal 46. No Share Qualification 47. Remuneration 48. Vacation of Office 49. Retirement Allowance for Directors 50. Directors May Lend to the Company 51. Alternate Directors Managing Director and Powers of Directors 52. Appointment of a Managing Director 53. Powers of Directors and Managing Director 54. Wholly Owned Subsidiary Proceedings of Directors 55. Proceedings 56. Meetings by Technology 57. Chair of Directors 58. Directors' Voting Rights and Exercise of Powers 59. Material Personal Interests 60. Committees 61. Written Resolutions 62. Single Director Decisions 63. Defects in Appointments Secretaries and Other Officers 64. Secretaries 65. Other Officers 14 14 15 15 16 16 17 17 18 18 18 18 19 19 19 19 20 20 21 22 22 22 23 23 23 Seals 23 66. Seals and their Use 23 Dividends, Interest and Reserves 67. Powers to Determine Dividends and Pay Interest 68. Crediting of Dividends 69. Deduction of Unpaid Amounts 70. Distributions in Kind 71. Payment of Distributions Capitalisation of Profits 23 23 24 24 24 25 25 bctp A0114635705v1 120003924 14.05.2010 Page ii

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 72. Capitalisation of Profits 25 Notices 26 Notices Generally 73. 26 Winding Up 28 28 74. Winding Up Indemnity 28 Indemnity of Officers, Insurance and Access 75. 28 bctp A0114635705V1 120003924 14.05.2010 Page iii

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY LTD, a proprietary company limited by shares General Definitions 1. The following definitions apply in this Constitution unless the context requires otherwise: Chair means the person occupying the position of Chair or acting Chair of the Directors under rule 57. Corporations Act means the Corporations Act 2001 (Cth) and the Corporations Regulations. D/recfor means a person appointed or elected to the office of Director of the company in accordance with this Constitution and includes any alternate Director acting as a Director and, where the context permits, a sole Director. Dividend includes an interim dividend. Employee Shareholder means a shareholder of the company who: (a) is an employee of the company or one of its subsidiaries; or (b) was an employee of the company or one of its subsidiaries when they became a shareholder of the company. person and words importing persons means any person including partnerships, associations and bodies corporate, unincorporated bodies and all other entities or associations recognised by law as well as individuals. Secretary means a person appointed as, or to perform the duties of, secretary of the company. Securities includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity. Shareholder Present means, in connection with a meeting, the shareholder present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative. Interpretation 2. Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless any contrary intention appears in this Constitution or the context requires otherwise. (a) The singular includes the plural and conversely. (b) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. bctp A0114635705v1 120003924 14.05.2010 Page 1

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD (C) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it. A word or phrase given a meaning in the Corporations Act has the same meaning in this Constitution. (d) Replaceable Rules 3. The replaceable rules contained in the Corporations Act do not apply to the company. Proprietary Company Provisions 4. (a) The company is a proprietary company. (b) The number of shareholders of the company is limited to 50 non-Employee Shareholders. Capital Issue of Securities 5. Without affecting any special rights conferred on the holders of any Securities, any Securities may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Directors may determine and on any terms the Directors consider appropriate. Directors' Power to Issue Shares 6. Except as provided by contract or this Constitution to the contrary, all unissued shares are under the control of the Directors who may grant options on the shares, issue or otherwise dispose of the shares on the terms and conditions and for the consideration they think fit. An issue of shares of the same class as an existing class of shares is not to be considered to constitute a variation of the rights of the holders of shares in the existing class. Any Director or any person who is an associate of a Director may participate in any issue by the company of Securities. Recognition of Third Party Interests 7. (a) Except as required by law, the company is not bound to recognise a person as holding a Security on any trust. Whether or not it has notice of the rights or interests concerned, the company is not bound to recognise: any equitable, contingent, future or partial claim to, or interest in, any Security or unit of a Security; or (b) (i) bctp A0114635705v1 120003924 14.05.2010 Page 2

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD (ii) any other right in respect of a Security, except an absolute right of ownership of the Security holder or as otherwise provided by this Constitution or by law. Surrender of Securities 8. In their discretion, the Directors may accept a surrender of Securities by way of compromise of any question as to whether or not those Securities have been validly issued or in any other case where the surrender is within the powers of the company. Any Securities surrendered may be sold or re-issued in the same manner as forfeited shares. Joint Holders 9. Where two or more persons are registered as the holders of any Securities, they are considered to hold the Securities as joint tenants with benefits of survivorship subject to the following provisions: the company is not bound to register more than three persons as the holders of the Securities (except in the case of personal representatives of a deceased Security holder); the joint holders of the Securities are liable severally as well as jointly in respect of all payments which ought to be made in respect of the Securities; on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the company as having any title to the Securities but the Directors may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the Securities; any one of the joint holders may give a receipt for any Dividend, bonus or return of capital payable to the joint holders in respect of the Securities; only the person whose name stands first in the Securities register as one of the joint holders of the Securities is entitled, if the company determines to issue certificates for Securities, to delivery of a certificate relating to the Securities or to receive notices from the company and any notice given to that person is considered notice to all the joint holders; and any one of the joint holders may vote at any meeting of the company either personally or by properly authorised representative, proxy or attorney, in respect of the Securities as if that joint holder was solely entitled to the Securities. If more than one of the joint holders are present personally or by properly authorised representative, proxy or attorney, only the vote of the joint holder whose name appears first in the Securities register counts. (a) (b) (c) (d) (e) (f) bctp A0114635705v1 120003924 14.05.2010 Page 3

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Certificates for Securities 10. Certificates The Directors may determine to issue certificates for Securities of the company and to cancel any certificates on issue and to replace lost destroyed or defaced certificates on issue on the basis and in the form they determine from time to time. Forfeiture and Lien 11. Liability to Forfeiture If a shareholder fails to pay any sum payable in respect of any shares, either for money payable on issue, calls or instalments, on or before the day for payment, the Directors may serve a notice on the shareholder requiring payment of the unpaid sum, together with interest accrued and all expenses of the company incurred by reason of the non-payment. The notice must: specify a day (not earlier than 14 days after the date of service of the notice) on or before which and a place where the payment required by the notice is to be made; and state that, if payment is not made by the time and at the place specified, the shares in respect of which the call was made are liable to be forfeited. (a) (b) (0 (ii) 12. Power to Forfeit If the requirements of a notice served under rule 11 are not complied with, any share in respect of which the notice has been given may at any time afterwards, but before the payment required by the notice has been made, be forfeited by a resolution of the Directors in their discretion to that effect. The forfeiture includes all Dividends, interest and other money payable by the company in respect of the forfeited shares and not paid before the forfeiture. 13. Consequences of Forfeiture A person whose shares have been forfeited: ceases to be a shareholder in respect of the forfeited shares at the time and on the date of the passing of the Directors' resolution approving the forfeiture; has no claims or demands against the company in respect of those shares; has no other rights incident to the shares except the rights that are provided by the Corporations Act or saved by this Constitution; and remains liable to pay to the company all money that, at the date of forfeiture, was payable by the person to the company in respect of the shares (including, if the (a) (b) (c) (d) bctp A0114635705v1 120003924 14.05.2010 Page 4

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Directors determine, interest from the date of forfeiture at the rate the Directors determine). The Directors may enforce the payment of the money or any part of the money for which the shareholder is liable as they determine. 14. Lien on Shares (a) The company has a first and paramount lien on every share and on the proceeds of sale of every share for: (i) any amount due and unpaid in respect of the share which has been called or is payable at a fixed time; (ii) any amounts which remain outstanding on loans made by the company to acquire the share under an employee incentive scheme; (iii) all amounts that the company may be called on by law to pay in respect of the share; and (iv) reasonable interest and expenses incurred by the company in respect of the unpaid amounts. The Directors may at any time exempt a share wholly or in part from the provisions of this rule. (b) (c) The lien extends to all Dividends and entitlements declared in respect of the shares but, if the company registers a transfer of any shares on which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the company in respect of that claim. The Directors may retain those Dividends or entitlements and may apply them in or towards satisfaction of all amounts due to the company in respect of which the lien exists. No person is entitled to exercise any rights or privileges as a shareholder until the shareholder has paid all calls and instalments of calls and other moneys (including interest) for the time being payable in respect of every share held by the shareholder. If any money is paid or payable by the company under any law, the company may refuse to register a transfer of any Securities by the shareholder or the shareholder ’ s personal representative until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any Dividend, bonus or other money then due or payable by the company to the shareholder, until the excess is paid to the company. Nothing in this rule affects any right or remedy which any law confers on the company and any right or remedy is enforceable by the company whether against the shareholder or the shareholder ’ s personal representative. (d) (e) (f) bctp A0114635705V1 120003924 14.05.2010 Page 5

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 15. Notice of Forfeiture When any share is forfeited, notice of the resolution of the Directors must be given to the shareholder in whose name the share was registered immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture must be made in the Securities register. Failure to give notice or make the entry as required by this rule does not invalidate the forfeiture. At any time before any forfeited share is sold or otherwise disposed of, the Directors may annul the forfeiture of the share on any condition they determine. 16. Disposal of Forfeited Shares Any forfeited share is considered the property of the company and the Directors may sell or otherwise dispose of or deal with the share in any manner they determine and with or without any money paid on the share by any former holder being credited as paid up. 17. Sale of Shares to Enforce Lien For the purpose of enforcing a lien, the Directors may sell the shares which are subject to the lien in any manner they determine and with or without giving any notice to the shareholder in whose names the shares are registered. The Directors may authorise a person to do everything necessary to transfer the shares sold to the purchaser of the shares. The validity of the sale of the shares may not be impeached by any person after the transfer has been registered, and the purchaser is not bound to see to the application of the purchase money. The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale. The purchaser is discharged from liability for any calls which may have been due before the purchase of those shares, unless otherwise agreed. The remedy of any person aggrieved by the sale is in damages only and against the company exclusively. (a) (b) (c) (d) (e) 18. Application of Proceeds of Sale The proceeds of a sale made under a lien may be applied by the company in payment of: (a) first, the expenses of the sale; and (b) second, that part of the amount in respect of which the lien exists as is presently payable. Any residue is to be paid to the person entitled to the shares immediately prior to the sale, on delivery by that person of the certificate, if any, for the shares that have been sold. bctp A0114635705v1 120003924 14.05.2010 Page 6

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 19. Transfers After Forfeiture and Sale The company may: (i) receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and (ii) effect a transfer of the share in favour of the person to whom the share is sold or disposed of. On the completion of the transfer, the transferee is to be registered as the holder of the share and is not bound to see to the application of any money paid as consideration. (a) (b) Call on Shares 20. Directors' Power to Make Calls Subject to the terms of issue of any shares, the Directors may make calls on the shareholders in respect of any money unpaid on the shares. The Directors may revoke or postpone a call. A call may be required to be paid by instalments. A call is made at the time of or as specified in the resolution of the Directors authorising the call. The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any shareholder does not invalidate the call. (a) (b) (c) (d) (e) 21 .. Interest on Unpaid Amounts If a sum called or otherwise payable to the company in respect of a share is not paid before or on the day for payment, the person from whom the sum is due must pay: (a) (i) interest on the sum from the due date to the time of actual payment at the rate determined by the Directors; and any costs and expenses incurred by the company by reason of non-payment or late payment of the sum. The Directors may waive payment of some or all of the interest, costs and expenses under rule 21(a). (ii) (b) 22. Differentiation Between Holders The Directors may differentiate on the issue of shares between the holders as to the amount of calls to be paid and the times of payment. bctp A01 1 4635705v1 120003924 14.05.2010 Page 7

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Transfer of Securities 23. Transfers (a) No transfer of any Securities may be registered unless a proper instrument of transfer, in writing in the usual or common form or in any form the Directors may prescribe or in a particular case accept, signed by the transferor and the transferee and properly stamped (if necessary) is delivered to the company (but the Directors may dispense with the execution of the instrument by the transferee if the Directors think fit). The transferor is considered to remain the holder of the Securities transferred until the name of the transferee is entered on the Securities register. (b) 24. Directors may Refuse to Register Subject to rule 25, the Directors may in their discretion refuse to register any transfer of Securities and may decline to give their reasons and grounds for doing (a) so. (b) Where the Directors resolve to refuse to register a transfer of Securities, the Directors must notify the transferee within two months of the date of lodgement of the transfer with the company. 25. Directors must Register Certain Transfers Despite any other provision of this Constitution, the Directors must register a transfer of Securities in accordance with this Constitution where the transferor or the transferee is a person entitled to the benefit of any mortgage or charge granted in respect of those Securities or any receiver, receiver and manager, agent or attorney appointed or purported to be appointed under that mortgage or charge, or any person who has purchased those Securities as a result of the exercise of a person's rights under that mortgage or charge. 26. Transfer and Certificate (if any) Every transfer must be left for registration at the registered office of the company or any other place the Directors determine. Unless the Directors otherwise determine either generally or in a particular case, the transfer is to be accompanied by the certificate for the Securities to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Directors may require to prove the title of the transferor, the transferor's right to transfer the Securities, execution of the transfer or compliance with the provisions of any law relating to stamp duty. Subject to rule 26(a), on each application to register the transfer of any Securities or to register any person as the holder in respect of any Securities transmitted to that person by operation of law or otherwise, the certificate specifying the Securities in respect of which registration is required must be delivered to the (a) (b) bctp A0114635705v1 120003924 14.05.2010 Page 8

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD company for cancellation and on registration the certificate is considered to have been cancelled. (c) Each transfer which is registered may be retained by the company for any period determined by the Directors after which the company may destroy it. Transmission of Securities 27. Transmission on Death (a) Where a Security holder dies: (i) the legal personal representatives of the deceased, where the Security holder was a sole holder or a joint holder holding as a tenant in common; and (ii) the survivor or survivors, where the Security holder was a joint holder, are the only persons recognised by the company as having any title to the Security holder's interest in the Securities of the company (as the case may be). Subject to the Corporations Act, the Directors may require evidence of a Security holder's death as they determine. This rule does not release the estate of a deceased joint holder from any liability in respect of any Security that had been jointly held by the holder with other persons. (b) (c) 28. Transmission by Operation of Law A person (a transmittee) who establishes to the satisfaction of the Directors that the right to any Securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the Securities or may (subject to the provisions in this Constitution relating to transfers) transfer the Securities. The Directors have the same right to refuse to register the transmittee as if the transmittee was the transferee named in a transfer presented for registration. Alteration of Capital 29. Power to Alter Share Capital The company may reduce or alter its share capital in any manner provided for by the Corporations Act. The Directors may do anything which is required to give effect to any resolution authorising reduction or alteration of the share capital of the company and, without limitation, may make provision for the issue of fractional certificates or the sale of fractions of shares and the distribution of net proceeds as they think fit. bctp A0114635705v1 120003924 14.05.2010 Page 9

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD General Meetings 30. General Meetings (a) A Director may convene a general meeting of the company whenever the Director thinks fit. (b) Any Director may cancel any meeting convened by that Director by notice in writing to all persons who were entitled to receive notice of that meeting, except where the cancellation or postponement would be contrary to the Corporations Act. Any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting. 31. Notice of General Meetings A notice of a general meeting is to specify the place and time of the meeting, the general nature of the business to be transacted at the meeting and any other matters required by the Corporations Act. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate any resolution passed at the meeting. 32. Quorum No business may be transacted at any general meeting except, subject to rule 33, the election of the Chair unless a quorum of shareholders is present at the time when the meeting proceeds to business. Except as otherwise provided in this Constitution, two Shareholders Present constitutes a quorum. If there is not a quorum at a general meeting within 30 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chair or the Directors adjourn the meeting to a date, time and place determined by the Chair or the Directors. If no quorum is present at any adjourned meeting within 30 minutes after the time for the meeting, the meeting is dissolved. (a) (b) (c) 33. Conduct of Meetings Subject to rule 33(b), the Chair of Directors or, in the Chair ’ s absence, the deputy Chair is entitled to preside as Chair at every general meeting. Where a general meeting is held and: there is no Chair or deputy Chair; or the Chair or deputy Chair is not present within 15 minutes after the time appointed for the meeting or does not wish to act as Chair of the meeting, (a) (b) (i) (ii) bctp A0 1146357 05v 1 120003924 14.05.2010 Page 10

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD the Directors present may choose one of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Shareholders Present may elect one of their number to be Chair of the meeting. The general conduct of each general meeting of the company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chair. The Chair may make rulings without putting the question (or any question) to the vote if the Chair considers action is required to ensure the orderly conduct of the meeting. At any time the Chair considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chair may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the Shareholders Present. (c) (d) (e) (f) Any determination by the Chair in relation to matters of procedure (including any procedural motions moved at, or put to, any meeting) or any other matter arising directly or indirectly from the business is final (including any procedural motions moved at, or put to, any meeting). Any challenge to a right to vote (whether on a show of hands or on a poll) or to a determination to allow or disregard to vote may only be made at the meeting and may be determined by the Chair whose decision is final. If a person purports to cast a vote in contravention of the Corporations Act, the Chair may determine that the vote be disregarded and treated as not having been cast. (9) (h) Nothing contained in this rule limits the powers conferred on a Chair by law. 34. Adjournments During the course of the meeting the Chair may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion either to a later time at the same meeting or to an adjourned meeting to be held at the time and place determined by the Chair. If the Chair exercises a right of adjournment of a meeting under this rule, the Chair has the sole discretion to decide whether to seek the approval of the Shareholders Present to the adjournment and, unless the Chair exercises that discretion, no vote may be taken by the Shareholders Present in respect of the adjournment. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. 35. Voting at General Meetings (a) Each question submitted to a general meeting is to be decided by a show of hands of the Shareholders Present and entitled to vote, unless a poll is demanded. bctp A0114635705v1 120003924 14.05.2010 Page 11

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD (b) Unless a poll is demanded, a declaration by the Chair following a vote on a show of hands that a resolution has been passed or lost is conclusive. A poll may be demanded by a shareholder in accordance with the Corporations Act (and not otherwise) or by the Chair. No poll may be demanded on the election of a Chair of a meeting or, unless the Chair otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn. (c) 36. Special Meetings All the provisions of this Constitution as to general meetings apply to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Corporations Act. 37. Procedure for Polls (a) When demanded, a poll may be taken in the manner and at the time the Chair directs. The result of a poll may be announced in the manner and at the time (whether during the relevant meeting or afterwards) as the Chair considers appropriate. The result of the poll is the resolution of the meeting at which the poll was demanded. (b) (c) The demand for a poll does not prevent a meeting from continuing for the transaction of any business other than that on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment. (d) 38. Chair has Casting Vote In the case of an equality of votes on a show of hands or on a poll the Chair of the meeting has a casting vote in addition to any vote to which the Chair may be entitled as a shareholder or as a proxy, attorney or properly appointed representative of a shareholder. 39. Representation and Voting of Shareholders Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of shares: (a) at meetings of shareholders or classes of shareholders each shareholder entitled to attend and vote may attend and vote in person or by proxy, by attorney or (where the shareholder is a body corporate) by representative; (b) on a show of hands: subject to rule 39(b)(ii) and (iii), each Shareholder Present has one vote; (i) bctp A01 1 4635705v1 120003924 14.05.2010 Page 12

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD where a shareholder has appointed more than one person as representative, proxy or attorney for the shareholder, none of the representatives, proxies or attorneys is entitled to vote; and where a person is entitled to vote because of rule 39(b)(i) in more than one capacity, that person is entitled only to one vote; and on a poll, only Shareholders Present may vote and every Shareholder Present having the right to vote on the resolution has: one vote for each fully paid share they hold; and in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up on that shareholder's share bears to the total amount paid and payable for that share. Amounts paid in advance of a call are ignored when calculating the proportion. (ii) (iii) (c) (i) (ii) 40. Restriction on Voting Rights A shareholder is not entitled to attend or vote at a general meeting unless all calls and other sums presently payable by the shareholder in respect of shares have been paid. 41 .. Form of Proxy A shareholder who is entitled to attend and vote at a meeting of the company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Corporations Act but not otherwise. A proxy appointed in accordance with the Corporations Act to attend and vote may exercise the rights of the shareholder on the basis and subject to the restrictions provided in the Corporations Act but not otherwise. A form of appointment of a proxy is valid if it is in accordance with the Corporations Act or in any form (including electronic) which the Directors may prescribe or accept. Any form of appointment of a proxy under this rule 41 which is incomplete may be completed by the Secretary on the authority of the Directors and the Directors may authorise completion of the form by the insertion of the name of any Director as the person in whose favour the proxy is given. Where a notice of meeting provides for electronic lodgement of proxy appointment forms, a form lodged at the electronic address specified in the notice is taken to have been received at the registered office and validated by the shareholder if there is compliance with the requirements set out in the notice. (a) (b) (c) (d) 42. Number of Proxies (a) A shareholder may appoint not more than two proxies. A proxy need not be a shareholder. bctp A0114635705v1 120003924 14.05.2010 Page 13

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD (b) If a shareholder appoints two proxies and the appointment does not specify the proportion or number of the shareholder's votes each proxy may exercise, each proxy may exercise half of the votes. If a shareholder appoints two proxies, neither proxy shall be entitled to vote on a show of hands. Otherwise, a proxy is entitled to vote on a show of hands. (c) 43. Validity of Proxies, Attorneys and Representatives A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite: the previous death or unsoundness of mind of the principal; the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or the transfer of the share in respect of which the instrument or power is given, if no notice in writing of the death, unsoundness of mind, revocation or transfer (as the case may be) has been received by the company at its registered office before the commencement of the meeting, or adjourned meeting at which the instrument is used or the power is exercised. A proxy is not revoked by the principal attending and taking part in the meeting unless the principal actually votes at the meeting on a resolution for which the proxy is proposed to be used. Voting instructions given by a shareholder to a Director or employee of the company who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy or, in the case of new instructions or variations to earlier instructions, the new or varied instructions are only valid if either they are received at the registered office of the company before the meeting or adjourned meeting by a notice in writing signed by the shareholder or they are otherwise validated by the shareholder in a manner acceptable to the Directors in their discretion prior to the commencement of the meeting. (a) (0 (ii) (iii) (b) (c) Directors 44. Number of Directors The number of Directors (not including alternate Directors) must be not less than one. Each Director is to be a natural person. 45. Appointment and Removal (a) The first Director or Directors of the company are the persons specified in the application to register the company lodged under the Corporations Act and who have consented to become Directors of the company. bctp A0114635705v1 120003924 14.05.2010 Page 14

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD (b) The holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors or remove a Director from office. The Directors (or, where there is only one Director in office at the relevant time, that Director) may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors. Any appointment or removal of a Director by the shareholders must be in writing signed by or on behalf of the holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company. Any such appointment or removal will take effect immediately on delivery of the instrument of appointment or removal to the registered office of the company. (c) (d) 46. No Share Qualification Directors are not required to hold shares in the capital of the company. 47. Remuneration The Directors may be paid for their services as Directors. Any remuneration for services to be paid under rule 47(a) is to be paid out of the funds of the company. Each Director may be paid a sum per annum (accruing from day to day) determined by the company in general meeting or approved by the shareholders unanimously. The Directors may determine to suspend, reduce or postpone payment of any remuneration if they think fit. The expression remuneration in this rule does not include any amount which may be paid by the company under any of rules 47(e), 47(f), 49 and 75. A Director who is remunerated as an executive Director shall not be paid fees under rule 47(a). The remuneration to be paid or provided under rule 47(a) is to be divided among the Directors in the proportions as they may agree or, if they cannot agree, equally among them. The Directors are also entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, committee of the Directors, general meeting of the company or otherwise in connection with the business or affairs of the company. If any Director, with the approval of the Directors, performs extra services or makes any special exertions for the benefit of the company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors determine having regard to the value to the company of the extra services or special exertions. Any special or additional remuneration must not include a commission on or percentage of profits or operating revenue or turnover. (a) (b) (c) (d) (e) (f) bctp A0114635705v1 120003924 14.05.2010 Page 15

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i Allens Arthur Robinson LTD (g) A Director may be engaged by the company in any other capacity (other than auditor) and may be appointed on terms as to remuneration, tenure of office and otherwise as may be determined by the Directors. 48. Vacation of Office (a) In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director: becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; resigns by notice in writing to the company; is absent without the consent of the Directors from meetings of the Directors held during a continuous period of six months; or dies. (0 (ii) (iii) (iv) The office of a Director who is an employee of the company or any of its subsidiaries is terminated on the Director ceasing to be employed but the person concerned is eligible for reappointment or re-election as a Director of the company. (b) 49. Retirement Allowance for Directors The company may pay, provide or make any payment, pension, retiring allowance or other benefit (whether in the form of shares in the company, shares in any other corporations or otherwise) to any Director of the company or any other person in connection with the Director's retirement, resignation from or loss of office or death while in office. (a) Subject to rule 49(a) the Directors may: make contracts or arrangements with a Director or a person about to become a Director of the company under which the Director or any person nominated by the Director is paid or provided with a payment, pension, retiring allowance or other benefit (whether in the form of shares in the company, shares in any other corporation or otherwise) on or after the Director or person about to become a Director ceases to hold office for any reason; and establish any fund or scheme to provide payments, pensions, retiring allowances or other benefits (whether in the form of shares in the company, shares in any other corporation or otherwise) for: Directors, on them ceasing to hold office; or any person including a person nominated by the Director, in the event of the Director's death while in office, and from time to time pay to the fund or scheme any sum as the company considers necessary to provide those benefits. (b) (i) (ii) (A) (B) bctp A0114635705V1 120003924 14.05.2010 Page 16

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Without limiting rules 49(a) and 49(b), the company may pay superannuation contributions for each Director to the extent necessary for the avoidance or minimisation of any penalty, charge, tax, or other impost on the company under any applicable legislation which imposes a penalty, charge, tax or other impost on employers if a minimum level of superannuation contributions is not paid for an employee (within the meaning of the legislation). The company may authorise any subsidiary to make a similar contract or arrangement with its Directors and maintain any fund or scheme, whether or not all or any of the Directors of the subsidiary are also Directors of the company. (c) (d) 50. Directors May Lend to the Company Any Director may lend money to the company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the company and underwrite or guarantee the subscription of Securities of the company or of any corporation in which the company may be interested without being disqualified in respect of the office of Director and without being liable to account to the company for the commission or profit. 51. Alternate Directors Subject to this Constitution, each Director may appoint any person (who, if there are other Directors, is approved by a majority of the other Directors) to act as an alternate Director in the Director's place, either for a stated period or until the happening of a specified event, whenever by absence or illness or otherwise the Director is unable to attend to duties as a Director. The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the registered office or to a meeting of the Directors. The appointment takes effect on (if there are other Directors) approval by a majority of the other Directors or, where the approval has been granted, at any later time specified in the appointment. The following provisions apply to any alternate Director: the appointment of the alternate Director is terminated or suspended on receipt at the registered office of notice in writing from the Director by whom the alternate Director was appointed; the alternate Director is entitled to receive notice of meetings of the Directors and to attend and vote at the meetings if the Director by whom the alternate Director was appointed is not present; the alternate Director is entitled to exercise all the powers (except the power to appoint an alternate Director) and perform all the duties of a Director, to the extent the Director by whom the alternate Director was appointed has not exercised or performed them or they have not been limited by the instrument appointing the alternate Director; the alternate Director is not, unless the Directors otherwise determine, (without affecting the right to reimbursement for expenses under rule 47(e)) entitled to (a) (b) (c) (d) bctp A01 1 4635705v1 120003924 14.05.2010 Page 17

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD receive any remuneration as a Director from the company, and any remuneration (not including remuneration authorised by the Directors or reimbursement for expenses) paid to the alternate Director by the company is to be deducted from the remuneration of the Director by whom the alternate Director was appointed; the office of the alternate Director is terminated on the death of, or termination of office by, the Director by whom the alternate Director was appointed; the alternate Director is not to be taken into account in determining the number of Directors; and the alternate Director is, while acting as a Director, responsible to the company for the alternate Director's own acts and defaults and is not the agent of the Director by whom the alternate Director was appointed. (e) (f) (g) Managing Director and Powers of Directors 52. Appointment of a Managing Director (a) The Directors may appoint one or more Directors to the office of Managing Director for the period and on the terms as they determine. Subject to the terms of any agreement entered into in a particular case, the Directors may at any time revoke any appointment, with or without cause. (b) A Managing Director's appointment automatically terminates if the Managing Director ceases for any reason to be a Director. 53. Powers of Directors and Managing Director The business of the company is managed by the Directors, who may exercise all powers of the company which are not, by the law or this Constitution, required to be exercised by the company in general meeting. The Directors may, on the terms and conditions and with any restrictions as they determine, delegate to a Managing Director any of the powers exercisable by them and may at any time withdraw, suspend or vary any of those powers conferred on the Managing Director. (a) (b) 54. Wholly Owned Subsidiary At any time when the company is a wholly-owned subsidiary of another body corporate (the Holding Company) each Director is authorised to act in the best interests of the Holding Company. bctp A0114635705v1 120003924 14.05.2010 Page 18

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Proceedings of Directors 55. Proceedings The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they determine. Until otherwise determined by the Directors, two Directors form a quorum. A Director's meeting may be called by a Director giving reasonable notice to every other Director. A notice may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or at any other address given to the Secretary by the Director or by any technology agreed by all the Directors. (a) (b) 56. Meetings by Technology For the purposes of the Corporations Act, each Director, by consenting to be a Director (or by reason of the adoption of this Constitution), consents to the use of each of the following technologies for holding a Directors meeting: video; telephone; electronic mail; any other technology which permits each Director to communicate with every other Director; or any combination of these technologies. (a) (0 (ii) (iii) (iv) (v) A Director may withdraw the consent given under this rule in accordance with the Corporations Act. (b) Where the Directors are not all in attendance at one place and are holding a meeting using technology and each Director can communicate with the other Directors: (i) the participating Directors are, for the purpose of every provision of this Constitution concerning meetings of the Directors, taken to be assembled together at a meeting and to be present at that meeting; and (ii) all proceedings of those Directors conducted in that manner are as valid and effective as if conducted at a meeting at which all of them were physically present in the one location. 57. Chair of Directors The Directors may elect one of their number as their Chair and may decide the period for which the Chair is to hold office as Chair. References to the Chair in this (a) bctp A0114635705v1 120003924 14.05.2010 Page 19

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Constitution include, in the absence of the Chair, the deputy Chair (unless the context otherwise requires). Where a meeting of Directors is held and: a Chair has not been elected as provided by rule 57(a); or the Chair is not present at the time appointed for the holding of the meeting or does not wish to Chair the meeting, the deputy Chair is Chair of the meeting or, if rule 57(b)(i) or (ii) applies to the deputy Chair, the Directors present may elect one of their number to be Chair of the meeting. (b) (i) (ii) 58. Directors' Voting Rights and Exercise of Powers Subject to this Constitution, questions arising at a meeting of Directors are decided (where there is more than one Director of the company) by a majority of votes of Directors present and voting. In the case of an equality of votes, the Chair of the meeting has a casting vote in addition to the Chair's deliberative vote. Subject to rule 59 and the Corporations Act, a Director: who has an interest in a matter may vote in respect of that matter if it comes before the Directors and be counted as part of the quorum; may enter into contracts with, or otherwise have dealings with, the company; and may hold other offices in the company. A Director is not liable to account to the company for any profit realised by any contract or arrangement, by reason only of holding the office of Director or of the fiduciary relationship established by the office. Subject to the Corporations Act, a Director or any person who is an associate of a Director may participate in any issue by the company of financial products. Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise. (a) (b) (c) (i) (ii) (iii) (d) (e) (0 59. Material Personal Interests (a) A Director is not disqualified from the Director's office by contracting with the company or any related body corporate of the company in any capacity by reason of holding the office of Director. bctp A0114635705v1 120003924 14.05.2010 Page 20

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i I Allens Arthur Robinson LTD (b) In relation to a contract or arrangement in which a Director has a material personal interest: the fact that the Director signed the document evidencing the contract or arrangement will not in any way affect its validity; a contract or arrangement made by the company or any related body corporate with a Director may not be avoided merely because the Director is a party to the contract or arrangement or otherwise interested in it; and the Director will not be liable to account to the company for any profit derived in respect of the contract or arrangement merely because of the Director's office or the fiduciary relationship it entails. If a Director has a material personal interest in a matter that relates to the affairs of the company and that interest has been disclosed in accordance with the Corporations Act or is of a type that does not require disclosure: the Director may vote on matters that relate to the interest; and any transactions that relate to the interest may proceed; and the Director can retain benefits from the transaction even though the Director has the interest; and the company cannot avoid the transaction merely because of the existence of the interest. (i) (ii) (iii) (c) (i) (ii) (iii) (iv) If the material personal interest of a Director requires disclosure in accordance with the Corporations Act, rule 59(c)(iii) and rule 59(c)(iv) only apply if the disclosure is made before the transaction is entered into. Nothing in the preceding provisions of this rule affects the duty of a Director who holds any office or possesses any property whereby, directly or indirectly, duties or interests might be created in conflict with the Directors' duties or interests as a Director, to declare at a meeting of Directors, the fact and the nature, character and extent of the conflict. (d) (e) Rules 59(d) and (e) do not apply to a Director who is a sole Director of the company. (f) 60. Committees (a) The Directors may delegate any of their powers to committees consisting of any one or more Directors or any other person or persons as the Directors think fit. In the exercise of delegated power, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the Directors. A delegate of the Directors may be authorised to sub-delegate any of the powers for the time being vested in the delegate. The meetings and proceedings of any committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the (b) bctp A0114635705v1 120003924 14.05.2010 Page 21

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Directors so far as they are applicable and are not in conflict with or superseded by, any regulations made by the Directors under rule 60(a). Nothing in this rule 60 limits the power of the Directors to delegate. (c) 61. Written Resolutions A resolution in writing signed by all Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the Directors) is a valid resolution of the Directors and is effective when signed by the last of all the Directors. The resolution may consist of several documents in the same form each signed by one or more of the Directors. For the purposes of this rule 61, the references to Directors include any alternate Director appointed by a Director who is not available to sign the document or is otherwise unable to sign the document within a reasonable time, but do not include any other alternate Director. A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director's authority is considered a document in writing signed by the Director and is deemed to be signed when received in legible form. 62. Single Director Decisions Where the Directors consist of one person only, nothing in this Constitution limits the powers of that person under the Corporations Act to: (i) pass a resolution; or make a declaration, (a) (ii) by recording it and signing the record. Where the Directors or a committee consists of one person only, a document signed by that person which records a decision of the person: constitutes a decision of the Directors or committee as the case may be, and is valid and effective as if it were a decision made at a meeting of Directors or the committee; and has effect as a minute of that decision. (b) CO (ii) 63. Defects in Appointments All actions at any meeting of the Directors or by a committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the committee. (a) If the number of Directors is reduced below the minimum number fixed under this Constitution, the continuing Directors may act for the purpose of increasing the (b) bctp A0114635705v1 120003924 14.05.2010 Page 22

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD number of Directors to that number or of calling a general meeting of the company but for no other purpose. Secretaries and Other Officers 64. Secretaries (a) A Secretary of the company holds office on the terms and conditions, as to remuneration and otherwise, as the Directors decide. (b) The Directors may at any time terminate the appointment of a Secretary. (c) Where the company has one Director only and that Director is also the Secretary of the company, the shareholders may terminate the appointment of the Secretary. 65. Other Officers The Directors may from time to time: (i) create any other position or positions in the company with the powers and responsibilities as the Directors may from time to time confer; and (ii) appoint any person, whether or not a Director, to any position or positions created under rule 65(a)(i). The Directors may at any time terminate the appointment of a person holding a position created under rule 65(a)(i) and may abolish the position. (a) (b) Seals 66. Seals and their Use (a) The company may have a common seal and a duplicate common seal which are to be used by the company as determined by the Directors. (b) If the company has a sole Director and no Secretary, a document will be taken to be duly executed by the company if it is signed by that Director. Dividends, Interest and Reserves 67. Powers to Determine Dividends and Pay Interest Subject to any special rights or restrictions attached to any shares, the Directors may from time to time determine that a Dividend is payable. No Dividend bears interest against the company. (a) (b) bctp A0114635705v1 120003924 14.05.2010 Page 23

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 68. Crediting of Dividends Subject to any special rights or restrictions attached to any shares, every Dividend is to be paid according to the amounts paid or credited as paid on the shares. An amount paid or credited as paid on a share in advance of a call is not taken for the purposes of rule 68(a) to be paid or credited as paid on the share. Subject to any special rights or restrictions attached to any shares, the Directors may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and in those circumstances the Directors may in their absolute discretion: (a) (b) (c) (') allow each or any shareholder to elect from which specified sources that particular shareholder's Dividend may be paid by the company; and where elections are permitted and any shareholder fails to make an election, identify the particular source from which Dividends are payable. (ii) 69. Deduction of Unpaid Amounts The Directors may apply any part of any Dividend otherwise payable to a shareholder towards satisfaction of all sums of money presently payable by the shareholder to the company on account of calls or otherwise in relation to shares in the company. 70. Distributions in Kind The Directors may, when determining a Dividend is payable, direct payment of the Dividend wholly or partly by the distribution of specific assets including paid up shares in or debentures of another body corporate. Where a difficulty arises in regard to a distribution under rule 70(a), the Directors may: (a) (b) settle the matter as they determine and fix the value for distribution of the specific assets or any part of those assets; decide that cash payments may be made, and make the payments to any shareholders on the basis of the value fixed by them in order to appropriately adjust the rights of all shareholders as the Directors determine in their discretion; or vest any specific assets in trustees. (0 (ii) (iii) bctp A01 1 4635705v1 120003924 14.05.2010 Page 24

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD 71 .. Payment of Distributions Any Dividend, interest or other money payable in cash in respect of Securities may be paid by any of the following means, in the company's discretion, at the sole risk of the intended recipient: by cheque sent through the post directed to: the address of the Security holder as shown in the Securities register or, in the case of joint holders, to the address shown in the Securities register as the address of the joint holder first named in that Securities register; or to any other address as the Security holder or joint holders in writing directs or direct; or by electronic funds transfer to an account with a bank or other financial institution nominated by the Security holder and acceptable to the company; or by any other means determined by the Directors; or otherwise be disposed of according to law. Payments of Dividends and other distributions by the company may be made in Australian dollars or any other currency determined by the Directors in their discretion. Payments in different currencies may be made to different Security holders as determined by the Directors in their discretion. If a payment is made in a currency other than Australian dollars, the Directors may determine in their discretion the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency. The determinations of the Directors are, in the absence of manifest error, final. Subject to law, all Dividends unclaimed may be invested or otherwise used by the Directors for the benefit of the company until claimed or otherwise disposed of according to law. (a) (i) (A) (B) (ii) (iii) (b) (c) Capitalisation of Profits 72. Capitalisation of Profits The company in general meeting or the Directors may resolve: to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Security holders; and that the sum referred to in rule 72(a)(i) be applied, in any of the ways mentioned in rule 72(b), for the benefit of Security holders in full satisfaction of their interest in the capitalised sum, in the proportions to which those Security holders would have been entitled in a distribution of (a) (i) (ii) bctp A01 1 4635705v1 120003924 14.05.2010 Page 25

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD that sum by way of Dividend or if there is no proportional entitlement, as the Directors determine. (b) The ways in which a sum may be applied for the benefit of Security holders under rule 72(a) are: in paying up any amounts unpaid on Securities held by Security holders; in paying up in full unissued Securities to be issued to Security holders as fully paid; partly as mentioned in rule 72(b)(i) and partly as mentioned in rule 72(b)(ii); (i) (ii) (iii) or any other application permitted by law. Where the conditions of issue of a partly paid Security provide, the holder is entitled to participate in any application of a sum under rule 72(b) to a greater extent than would have been the case had those funds been distributed by Dividend but not to any greater extent than permitted by the terms of issue. The Directors may do all things they consider necessary to give effect to the resolution and, in particular, to the extent they consider necessary to adjust the rights of the Security holders amongst themselves, may: fix the value for distribution of the specific assets or any part of those assets; issue fractional certificates or make cash payments in cases where Securities become issuable in fractions or determine that fractions may be disregarded or that any fractional entitlements are to be increased to the next whole number; vest any cash or specific assets in trustees on trust for the persons entitled as they determine; and authorise any person to make, on behalf of all the Security holders entitled to any further Securities on the capitalisation, an agreement with the company providing for the issue to them, credited as fully paid up, of any further Securities or for the payment by the company on their behalf the amounts or any part of the amounts remaining unpaid on their existing Securities by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Security holders concerned. (iv) (c) (d) (i) (ii) (iii) (iv) Notices 73. Notices Generally (a) Any Security holder who has not left at or sent to the registered office, a place of address or an electronic mail address (for registration in the register) at or to which all notices and documents of the company may be served or sent is not entitled to receive any notice. bctp A0114635705v1 120003924 14.05.2010 Page 26

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD A notice may be given by the company to any Security holder by, in its discretion: serving it on the Security holder personally; sending it by post to the Security holder or leaving it at the Security holder's address as shown in the Securities register or the address supplied by the Security holder to the company for the giving of notices; sending it to the fax number supplied by the Security holder to the company for the giving of notices; sending it electronically to the electronic mail address given by the Security holder to the company for giving notices; or serving it in any manner contemplated in this rule 73(b) on a Security holder's attorney as specified by the Security holder in a notice given under rule 73(c). By written notice to the Secretary left at or sent to the registered office or securities registry, a Security holder may request that all notices to be given by the company or the Directors be served on the Security holder's attorney at an address specified in the notice and the company may do so in its discretion. Notice to a Security holder whose address for notices is outside Australia may be sent by airmail, air courier, fax or electronic mail. Any notice sent by post is considered to have been served at the expiration of 24 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a Security holder personally or left at the Security holder's registered address is considered to have been served when delivered. Any notice served on a Security holder by facsimile or other electronic transmission is considered to have been served when the transmission is sent. (b) (0 (ii) (ill) (iv) (v) (c) (d) (e) Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any Securities is bound by every notice which, prior to the person's name and address being entered in the Securities register in respect of the Securities, was properly given to the person from whom the person derived title to those Securities. A notice served in accordance with this Constitution is (despite the fact that the Security holder is then dead and whether or not the company has notice of the Security holder's death) considered to have been properly served in respect of any registered Securities, whether held solely or jointly with other persons by the Security holder, until some other person is registered in the Security holder's place as the holder or joint holder. The service is sufficient service of the notice or document on the Security holder's personal representative and any persons jointly interested with the Security holder in the Securities. (0 (g) bctp A0114635705v1 120003924 14.05.2010 Page 27

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD Winding Up 74. Winding Up In a winding up of the company, the liquidator may distribute in specie the whole or any part of the company's property among the shareholders. Indemnity 75. Indemnity of Officers, Insurance and Access (a) The company is to indemnify each officer of the company and if the Directors consider it appropriate, any officer of a wholly-owned subsidiary of the company out of the assets of the company to the relevant extent against any liability incurred by the officer in or arising out of the conduct of the business of the company or the wholly-owned subsidiary or in or arising out of the discharge of the duties of the officer. (b) Where the Directors consider it appropriate, the company may execute a documentary indemnity in any form in favour of any officer of the company or a wholly-owned subsidiary of the company. Where the Directors consider it appropriate, the company may: (i) make payments by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the company or a wholly-owned subsidiary of the company against any liability incurred by the officer in or arising out of the conduct of the business of the company or the wholly-owned subsidiary or in or arising out of the discharge of the duties of the officer; and (ii) bind itself in any contract or deed with any officer of the company or a wholly-owned subsidiary of the company to make the payments. Where the Directors consider it appropriate, the company may: (i) give a former Director access to certain papers, including documents provided or available to the Directors and other papers referred to in those documents; and (ii) bind itself in any contract with a Director or former Director to give the access. (c) (d) (e) In this rule 75: (i) officer means: a director or secretary or; or a person appointed as a trustee by, or acting as a trustee at the request of, the company or a wholly-owned subsidiary of the company, (A) (B) bctp A01 1 4635705v1 120003924 14.05.2010 Page 28

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD and includes a former officer. (ii) duties of the off/'cer includes, in any particular case where the Directors consider it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the company or, where applicable, a subsidiary of the company to any other corporation. to the relevant extent means: (iii) to the extent the company is not precluded by law from doing so; to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, but without limitation, a subsidiary or an insurer under any insurance policy) and where the liability is incurred in or arising out of the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation. liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or other body. (A) (B) (C) (iv) bctp A0114635705v1 120003924 14.05.2010 Page 29

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY i i Allens Arthur Robinson LTD CONSENT TO TERMS OF THIS CONSTITUTION The person named below as a shareholder consents to becoming a shareholder of the company, agrees to the terms of this constitution and agrees to take up the number of the class of shares set out against the shareholder's name for the amount specified which will be fully paid on registration. Name of shareholder Number and class of shares the shareholder agrees to take Amount Amount paid per unpaid share per share ATWOOD OCEANICS PACIFIC LIMITED 1 ORDINARY $1 nil Signed, for and on behalf of Atwood Oceanics Pacific Limited by its authorised representative. \1 (VW .. DATED: bctp A0114635705v1 120003924 14.05.2010 Page 30